EXHIBIT 99

CAPITOL DEVELOPMENT BANCORP LIMITED II

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

To Be Held On February __, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Class B shares of CAPITOL DEVELOPMENT BANCORP LIMITED II hereby appoints ___________ and __________, or either of them, to represent the undersigned at the meeting of the shareholders of CAPITOL DEVELOPMENT BANCORP LIMITED II to be held on February __, 2007, at 3:00 p.m. (local time), at Capitol Development Bancorp Limited II, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

1. Proposal to approve and adopt the Plan of Share Exchange, dated as of November 30, 2006, by and between CAPITOL BANCORP LIMITED and CAPITOL DEVELOPMENT BANCORP LIMITED II and the share exchange and other transactions contemplated by such share exchange agreement.

[_] FOR     [_] AGAINST     [_] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1.

Dated: ______________, 2007

________________________________
Number of Shares of Class B common stock

________________________________
Signature (and title if applicable)

________________________________
Signature (if held jointly)

Please sign your name exactly as it
appears on your stock certificate.
When shares are held by joint
tenants, both should sign. When
signing as attorney, executor,
administrator, trustee or guardian,
please give full title as such. If
a corporation, please sign in full
corporate name by the President or
other authorized officer. If a
partnership, please sign in
partnership name by authorized person.